Exhibit 10(v)


                             Rule 10b5-1 Sales Plan

         I, A. Malachi Mixon, III, have, as of the date set forth below, established this Sales Plan (the "Plan") in order to sell Invacare Corporation (the "Issuer") common shares, no par value per share (the "Stock"), pursuant to the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

1. I elect to surrender Stock to the Issuer in order to satisfy the minimum tax withholding obligation required by federal, state and local governmental authorities (including such amount, if any, as may be required under the American Jobs Creation Act of 2004) with respect to the shares of stock I will receive on the respective maturity dates of the restricted stock grants and/or deferred option exercises as indicated on the Attachment A to the Plan.

2. On each respective maturity date set forth on Attachment A hereto the Issuer agrees to withhold such portion of the shares maturing on such date as is necessary to satisfy such minimum tax withholding obligation required by federal, state and local governmental authorities based on the rates in effect on the applicable maturity date at a price per share equal to the closing price of the Issuer Stock on the New York Stock Exchange on the applicable maturity date.

3. The Plan will terminate on the earliest of:

         a. January 1, 2009;

         b. the completion of the maturity of the Stock referenced in Section 1 of the Plan;

         c. the Issuer's receipt of notice of my death or mental incapacity;

         d. the Issuer's reasonable determination that: (i) the Plan does not comply with Rule 10b5-1 or other applicable securities laws; or (ii) I have not complied with the Plan, Rule 10b5-1 or other applicable securities laws;

         e. the Issuer's receipt of written notice of termination from me by overnight service and facsimile certifying that I desire to terminate the Plan and have consulted with my legal advisors about the termination of the Plan;

         f. the Issuer's receipt of notice from me by telephone or facsimile specifying that a legal, contractual or regulatory restriction applicable to me or my affiliates would prohibit any sale pursuant to the Plan or result in material adverse consequences to me as a result of any such sale, or

         g. the public announcement of a public offering or other distribution of securities by the Issuer or of a merger, acquisition, tender or exchange offer, or other business combination resulting in the exchange or conversion of the Stock of the Issuer into shares of a company other than the Issuer.

4. In the event of a stock split, reverse stock split or stock dividend relating to the Stock, the dollar amount at which shares of Stock are to be surrendered to the Issuer and the number of shares to be surrendered will be automatically adjusted proportionately.

5. In the event of a reincorporation or other corporate reorganization resulting in an automatic share-for-share exchange of new shares for the type of shares of

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Stock subject to the Plan, then the new shares will automatically replace the type of shares of Stock originally specified in the Plan.

6. The Plan may be modified or amended only upon the written agreement of myself and the Issuer.

7. The Plan may be signed in counterparts, each of which will be an original. I will not assign my rights or obligations under the Plan without the Issuer's consent.

8. The Plan, and the attached Representation Letter , dated the date hereof, constitutes the entire agreement and Plan between me and the Issuer and supersede any prior agreements or understandings regarding the Plan. The invalidity or unenforceability of any provision of the Plan will not affect the validity or enforceablity of any other provision.

9. All notices given by the parties under this Plan will be made in the manner specified in this Plan by telephone, facsimile or recognized overnight service as follows:

         a. If to the Issuer:

                      Invacare Corporation
                      Attn:   Gregory C. Thompson
                      One Invacare Way
                      Elyria, OH 44036
                      Tel:  440-329-6000
                      Fax:  (   )

         b. If to me:

                      A. Malachi Mixon, III
                      (One Invacare Way)
                      (Elyria, OH 44036)
                      (Tel:  440-329-6000)
                      (Fax:  (   ))

10. This Plan will be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the conflict of law principles of that State.

The undersigned have signed this Sales Plan as of February 14, 2005.

/s/ A. Malachi Mixon, III
__________________________                     Invacare Corporation (the Issuer)

                                               By: /s/ Gregory C. Thompson
                                                   _______________________
                                                   Chief Financial Officer

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                   Rule 10b5-1 Plan of: A. Malachi Mixon, III
                         Executed on February 14, 2005
                                  ATTACHMENT A

                                            Number of
Type of Grant             Maturity Date     Shares     Issuer   Type of Shares
-------------             -------------     ---------  -------  --------------

Deferred Option           March 22, 2005    66,374     Invacare    Common

Restricted Stock-R01001   May 1, 2005       2,917      Invacare    Common

Restricted Stock-R02001   May 1, 2005       3,176      Invacare    Common
Restricted Stock-R02001   May 1, 2006       3,175      Invacare    Common

Restricted Stock-R03001   May 1, 2005       3,671      Invacare    Common
Restricted Stock-R03001   May 1, 2006       3,671      Invacare    Common
Restricted Stock-R03001   May 1, 2007       3,670      Invacare    Common

Restricted Stock-R04001   May 1, 2005       2,628      Invacare    Common
Restricted Stock-R04001   May 1, 2006       2,628      Invacare    Common
Restricted Stock-R04001   May 1, 2007       2,627      Invacare    Common
Restricted Stock-R04001   May 1, 2008       2,627      Invacare    Common


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                        Rule 10b5-1 Representation Letter

Invacare Corporation
Attn:  Gregory C. Thompson
One Invacare Way
Elyria, OH 44036

Ladies and Gentlemen:

         In consideration of Invacare Corporation ("Invacare") agreeing to accept the surrender of Invacare shares from the restricted stock or deferred options maturing in order to satisfy my minimum tax withholding obligation for federal, state and local taxes under a written plan (the "Plan") that I, A. Malachi Mixon, III, have established to meet the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other good and valuable consideration I make the following representations, warranties and covenants:

1. A true and accurate copy of the Plan is attached.

2. I am entering into the Plan in good faith, in compliance with the requirements of Rule 10b5-1, and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or other federal securities laws. As of the date hereof, I am not aware of any material nonpublic information about Invacare (the "Issuer") or its securities.

3. I have consulted with my own advisors as to the legal, tax, business, and financial aspects of, and have not relied on Invacare in connection with, my adoption and implementation of the Plan and I have confirmed that the Plan meets the criteria set forth in Rule 10b5-1. I acknowledge that Invacare Corporation is not acting as a fiduciary or an advisor for me.

4. I have been granted all restricted shares and all deferred options that are subject to the Plan free and clear of liens, encumbrances, options or other limitation on disposition of any kind.

5. While the Plan is in effect, I agree that:

a. I will not enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by the Plan (including, without limitation, with respect to any securities convertible or exchangeable into those securities) and I will not alter or deviate from the terms of the Plan; and

b. I will notify Invacare in advance of any sales or purchases of, or derivative transactions on, any of the Issuer's securities that I propose to make.



6. Except as provided under the terms of the Plan, I further agree that I will not exercise any subsequent influence over how, when or whether transactions are effected under the plan.

7. I agree to make or cause to be made in a timely manner all necessary filings applicable to me, including Rule 144 filings, filings pursuant to Sections 13 and 16 of the Exchange Act, and any other filings necessary pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act.
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8.      The execution and delivery of the Plan by me and the transactions contemplated by the Plan will not contravene any provision of applicable law or any agreement or other instrument binding on me or any of my affiliates or any judgment, order or decree of any governmental body having jurisdiction over me or my affiliates.

9. I agree to give Invacare notice as soon as possible of (a) any subsequent legal, contractual or regulatory restrictions imposed on me due to changes in the securities (or other) laws, contractual restrictions, or anticipated or changed events, that would prevent Invacare or me from complying with the Plan and (b) the occurrence of any event that could cause the Plan to terminate or be suspended under
        Section 2 or Section 3 of the Plan.



                                      Very truly yours,

                                      /s/ A. Malachi Mixon, III
                                      __________________________
                                      Name:  A. Malachi Mixon, III
                                      Date:  2/21/05